FOREIGN TRADE ZONE AGREEMENT

     This Foreign Trade Zone Agreement (this "Agreement") is entered into this 8th day of October, 1998 by and between the Port of Montana, a municipal corporation of Butte-Silver Bow, Montana (the Butte-Silver Bow designee responsible for Foreign Trade Zone No. 190), hereinafter referred to as the "Port"; and U S Jet, Inc., a Nevada corporation, with principal business offices at Butte, Montana, hereinafter referred to as the "Zone Operator".

                           WITNESSETH:

     WHEREAS, the Foreign-Trade Zones Act of June 18, 1934, as amended, authorized and empowered the Foreign-Trade Zones board to grant to public and private corporations the privilege of establishing, operating and maintaining foreign-trade zones in or adjacent to ports of entry under the jurisdiction of the United State of America; and

     WHEREAS, Butte Silver Bow has been granted authority from the Foreign-Trade Zones Board, pursuant to FTZ Board Order No. 622, to establish, operate and maintain a General Purpose Foreign Trade Zone in Butte-Silver Bow, Montana; and

     WHEREAS, the Zone Operator, upon the terms and conditions herein set forth, wishes to conduct foreign trade business at the site (the "Zone Facility") depicted in the Exhibit "A" attached to and incorporated herein by reference.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, do agree as follows:

1.   DEFINITIONS

     The following words shall have the following meanings when used in this Agreement.

          1.1. "Act" shall mean the Foreign-Trade Zones act of June 18 1934 (48 Stat. 998-1003; 19 USC 81 81a-81u), as amended.

          1.2. "Annual Report" shall mean the annual report required of the Port under the Act and/or the Regulations.

          1.3. "The Board" shall mean the Foreign-Trade Zones Board which was established by the Act.

          1.4. "The Regulations" shall mean collectively the regulation currently published in the Code of Federal Regulations at Title 15, Part 400, and Title 19, Part 146, as such regulations may be amended in the future.

          1.5. "USCS"  shall mean the United States Customs Service.

          1.6. "Operating Procedures" shall mean such operating procedures as may be required of the Zone User by the USCS.

2.     AUTHORITY GRANTED

  Subject to the approval of the Board, the Port authorizes the Zone Operator to utilize the Zone Facility as a foreign-trade zone in accordance with the terms, conditions, agreements and restrictions hereinafter set forth.

3.     RESPONSIBILITY OF THE ZONE OPERATOR

  The Zone Operator will be responsible for handling its zone operations at the Zone Facility. The Zone Operator has the right to engage the services of a subcontractor to perform its zone operations, subject to the approval of the Port. If the Zone Operator engages the services of a subcontractor, the Zone Operator agrees to remain primarily liable for the performance of all obligations herein. The Zone Operator shall incorporate the terms and conditions of this Agreement into any agreement between the Zone Operator and a subcontractor. These operations include, but are not limited to the following:

       3.1. Establishing and implementing Operating Procedures to be followed at the Zone Facility which will satisfy the regulatory requirements of the USCS;

       3.2. Entering into an agreement, where necessary, with the United States Census Bureau regarding the furnishing of statistical copies of the Customs Form 214 (Customs Form 214A) and other statistical information;

       3.3. Keeping track of all merchandise admitted into and delivered from the Zone Facility and entered into consumption from the Zone Facility;

       3.4. Preparing the Annual Report for the activities conducted at the Zone Facility to be filed by the Port with the Board;

       3.5. Preparing any and all documentation required by the USCS and the Board to be prepared by a foreign trade zone operator;

       3.6. Ensuring that the proper Customs Form 301 Foreign-Trade Zone Operator's Bond is maintained and kept current with USCS, covering the activities at the Zone Facility;

       3.7. Providing the physical security required by the USCS in order to ensure the safekeeping of merchandise at the Zone Facility;

       3.8. Establishing an electronic interface with the USCS through its automated commercial system, when the specifications and requirements of that interface have been developed and implemented by USCS.

  The Zone Operator acknowledges that it has read, reviewed and understands the Act, the Regulations, directives of USCS, and all other applicable laws and regulations. The Zone Operator separately and independently covenants with the Port that it or its subcontractor shall at all times conform to the requirements of the Act, the Regulations, directives of USCS, and all other applicable laws and regulations.

4.     RESPONSIBILITIES OF THE PORT

       4.1. Foreign-Trade Zone Forms. The Zone Operator is authorized to execute in its own name Customs Forms 214 and 216 in its operation of the Zone Facility. Without limiting the Port's rights to inspect and audit as provided herein, the parties specifically recognize that the Port is not obligated to, and does not intend to, monitor the day-to-day activity of the Zone Facility.

       4.2. Annual Report. The Port is responsible for furnishing the Annual Report to the Board from the information given to it by the Zone Operator pursuant to paragraph 3.4 of this Agreement. The Zone Operator shall be responsible for preparing a narrative as required for the Port's Annual Report to the Board.

5.     RECORDKEEPING, INSPECTION AND AUDIT

       5.1. The Zone Operator agrees to submit to the Port, at the end of each Federal fiscal year, reports containing data required by the Board with respect to its operations at the Zone Facility. The Zone Operator shall sign all reports to certify their accuracy. All financial and operations information concerning the Zone Facility shall be kept confidential except that which is required to be made public by the Board or any other public agency.

       5.2. The Zone Operator agrees to retain all financial and accounting records concerning its operations at the Zone Facility for five (5) years after the act or occurrence is recorded, or after the merchandise covered by such records has been forwarded from the Zone Facility and the Zone Operator's Customs Form 214 file folder has been closed, whichever is longer. The Port shall have the right, upon notice and during normal business hours at any time and from time to time, to conduct inspections and audits of the Zone Operator's records in connection with its operations of the Zone Facility. The Zone Operator and its employees and agents shall cooperate fully in connection therewith and at no extra cost to the Port. The Zone Operator's cooperation is to include but not be limited to making available to the Port, for on-site physical inspection or copying, the books, records and accounts which the Zone Operator is required by the USCS to keep for the Zone Facility. The Zone Operator shall answer inquiries to be made in such manner or form as the Port deems appropriate (including personal interviews) covering any aspect of the Zone Operator's operations under this Agreement at the Zone Facility. Nothing herein is intended to preclude the Zone Operator from asserting against the Port a claim of privilege or confidentially regarding its records that the Zone Operator could assert against the USCS, the Board or a successor agency, but nothing herein is intended to preclude the Port from contesting such claims.

       5.3. Notwithstanding any of the foregoing, any information regarding the Zone Operator shall be kept confidential by the Port and shall not be disclosed to any other person, except for such information as shall be determined by the Port to be public information under federal, state or local laws. In addition, any and all Opertating Procedures manuals, computer programs, computer reports and systems designs developed or used by the Zone Operator shall be the sole property of the Zone Operator and will not be disclosed by the Port to any other entity.

       5.4. The Zone Operator shall promptly notify the Port of any other reports requested by any government agency, and shall upon request, provide copies of all such reports and investigative documentation to the Port. In the event that any audit, inspection or examination by the USCS, the Board or the Port discloses that books, records or operational procedures of the Zone Operator are not in conformity with the requirements of this Agreement, the Zone Operator shall take all actions necessary to correct such deficiencies.

6.     ADMINISTRATIVE EXPENSES

       6.1. Board Expenses. The Zone Operator shall pay the full cost of any fees imposed by the Board which are attributable to the Zone Operator's operation of the Zone Facility.

       6.2. USCS Expenses. The Zone Operator shall pay the full cost of any activation fee and annual fee imposed by the USCS attributable to the Zone Operator's operation of the Zone Facility.

       6.3. USCS Board Expenses. The Zone Operator shall pay the full cost of any USCS Bond required by the USCS, including the Customs Form 301 Foreign-Trade Zone Operator's bond for operation of the Zone Facility.

       6.4. Back to Back Bond. Upon written request from the Port, the Zone Operator shall furnish and pay the premium for a bond in a sum equal to the amount of the Customs Form 301 Foreign-Trade Zone Operator's bond required by Customs pursuant to the Regulations, conditioned upon the full, faithful and prompt performance of and compliance with, on the part of the Zone Operator, all the covenants, terms and conditions of this Agreement on its part to be fulfilled, kept, performed and observed. The bond so furnished shall be in a form acceptable to the Port and shall be effective throughout the term of this Agreement and shall be made either by a surety company or companies qualified to carry on a surety business in the State of Montana and satisfactory to the Port.

       6.5. Reimbursement by Port.   Port shall not be obligated to
       reimburse the Zone Operator for any expenses incurred by the Zone Operator in connection with its operations at the Zone Facility, including, without limitation, expenses covering or relating to any of the following: assignment to the Zone Facility of USCS employees; the obtaining of such surety bond as may be required of the Zone Operator by the USCS; keeping of books, records and accounts in the manner required by the Regulations; any costs incurred by the Zone Operator pursuant to the Regulations and any other expenses involving in any way the administration or operation of the Zone Facility or the Zone Operator's compliance with the terms of this Agreement. All such expenses shall be the sole responsibility of the Zone Operator.

       6.6. Reimbursement by Zone Operator. The Zone Operator shall pay to the Port the amount of Two Thousand Dollars ($2,000.00) in return for the Port's sponsorship of the zone application and activation of the zone. The parties agree that this amount is fair and reasonable compensation for the services to be rendered by the Port in assisting the Zone Operator to obtain zone activation. This amount is to be paid by the Zone Operator to the Port within 10 days of the Port receiving activation approval for the zone and is non-refundable.

       6.7. Annual Fees. Upon activation of the Zone Facility, the Zone Operator shall pay to the Port an annual fee in the amount of One Thousand Five Hundred Dollars ($1,500.00) in return for the services to be rendered by the Port to the Zone Operator with regard to the Zone Operator's operation of the Zone Facility. Subsequent annual fees shall be paid on the anniversary date of the activation of the Zone Facility. The parties agree that this is fair and reasonable compensation for the services to be rendered by the Port to the Zone Operator with regard to the Zone Operator's operation of the Zone Facility. Upon sixty (60) days' written notice from the Port to the Zone Operator, the annual fee may be modified so as to cover any additional expenses the Port may incur which are related to the Zone Facility.

       6.8. Fines. Without limiting the generality of any other provision in this Agreement, the Zone Operator shall reimburse the Port for any fine ultimately imposed on the Port by USCS as the result of any act or omission of the Zone Operator or any of its subcontractors under this Agreement. In the event any such fine is imposed or if the Port is informed that any such fine is contemplated, the Port shall promptly notify the Zone Operator in writing and shall provide the Zone Operator the opportunity to defend against such fine.

7.     RECOGNITION OF SUCCESSOR

  The Port agrees to recognize any successor to the Zone Operator under this agreement as long as it is a subsidiary, affiliate or parent of the Zone Operator. Notice of a change of interest in the Zone Facility to a subsidiary, affiliate or parent of the Zone Operator must be given in writing by the Zone Operator to the Port at least sixty (60) days prior to such change.

8.     RELATIONSHIP BETWEEN THE PORT AND ZONE OPERATOR

  The Port and the Zone Operator are not and shall not be considered as joint venturers, partners or agents of each other, and neither shall have the power to bind or obligate the other except as set forth in this Agreement. The Zone Operator and the Port agree not to represent to any one that they are agents of one another or have any authority to act on behalf of one another except as set forth in this Agreement.

9.     INDEMNITY AND INSURANCE

  The Zone Operator shall indemnify and hold harmless the Port and its officers, employees and representatives from all claims and demands of third persons, including but not limited to claims and demands for death, personal injuries, property damage and other loss, arising out of or connected or related in any way to the activities of the Zone Operator, its agents, officers, representatives, employees or contractors at or in connection with the Zone Facility, or its responsibilities undertaken in connection therewith. Without limiting the generality of the foregoing, it is understood that the Zone Operator recognizes that this indemnity includes within its coverage all claims and demands by any governmental agency, department or other entity, including without limitation any claim or demand by the USCS for lost duty, penalties, fines and liquidated damages. The Zone Operator shall defend the Port against any such claim or demand that does not involve an act or omission solely of Port, its officers, agents or employees. In the event any claim or demand is asserted against the Port in connection with the operation by the Zone Operator of the Zone Facility, the Port shall promptly notify the Zone Operator in writing and shall provide the Zone Operator with an opportunity to defend against such claim or demand.

  The Zone Operator shall, during the term of this Agreement, carry and keep in force comprehensive general liability insurance policies, issued by an insurance carrier or carriers acceptable to the Port in the reasonable exercise of its sole discretion, providing coverage for the liability assumed in this Agreement by the Zone Operator in amounts not less than a level limit of $2,000,000/$2,000,000 for bodily injury and death and $2,000,000 for property damage. The Zone Operator will, upon activation, furnish the Port with certificates evidencing such insurance, which certificates shall provide that there shall be no reduction, cancellation or failure to renew such insurance without thirty (30) days' written notice to the Port.

10.    TERM AND RENEWAL

  This Agreement is to become effective upon its execution by the Zone Operator and the Port. Unless sooner terminated as herein provided, this Agreement shall remain in effect for an initial term of five (5) years from the effective date. Thereafter, this Agreement shall be automatically renewed for four (4) renewal terms of five (5) years each, unless either party has given written notice to the other party at least six (6) months prior to a renewal date that such party desires not to renew, in which case this Agreement shall expire as of said renewal date if such notice has been given by the Port or the Zone Operator.

11.    RIGHTS AND OBLIGATIONS OF PARTIES UPON TERMINATION

        11.1. Termination by Zone Operator. The Zone Operator shall have the right to terminate this Agreement and all rights and obligations hereunder upon six (6) months prior written notice to the Port.

       11.2.Withdrawal of Grant - If the grant of authority for the Butte
       - Silver Bow Foreign-Trade Zone, FTZ # 190 shall be revoked or canceled and as a result thereof the Port is without permanent authority to maintain the Zone Facility, the Port agrees to notify the Zone Operator of its loss or proposed loss of such authority in a timely fashion after it becomes known to the Port, in order that the Zone Operator may have an opportunity to transfer the grant of authority for the Zone Facility to another grantee organization. Upon such transfer, or if there is no transfer, upon the revocation or cancellation of the Butte - Silver Bow Foreign-Trade Zone, FTZ # 190, this Agreement shall terminate and the Zone Operator shall have no claim against the Port by reason of such revocation or cancellation, and the Zone Operator shall have no further interest in the subject matter of this Agreement. Should the Port be prevented from continuing the maintenance of the Zone Facility by statute, legal regulation or order of any court, the Port may terminate this Agreement by written notice to the Zone Operator. The Zone Operator shall have standing to institute appropriate legal or administrative proceedings to contest the validity or applicability of said statute, legal regulation or court order, or to file an appeal from said court order, and should said legal or administrative proceedings or appeal result in a decision by a court or administrative body of competent jurisdiction that the Port is not prevented from continuing the operation of a foreign-trade zone at the Zone Facility by virtue of said statute, legal regulation or court order, then this Agreement shall be reinstated in full force and effect and Port and Zone Operator shall be restored to their former positions hereunder as if said termination had never taken place. It is understood that the Port may sponsor other foreign-trade zone or sub-zone operations in the State of Montana now or in the future.

        11.3. Termination by the Port. The Port shall have the right, if the Zone Operator is in breach of its obligations under this Agreement, to terminate this Agreement and all rights and obligations hereunder, provided that the Port has given written notice to the Zone Operator regarding the breach of this Agreement, and Zone Operator fails to pay any sums due within forty-five (45) days of receipt of such notice or where correction of such deficiency requires a longer period and the Zone Operator has failed to commence to correct such deficiency within forty-five (45) days of receipt of such notice and to correct such deficiency within a reasonable period thereafter. Additionally, the Port shall have the right to terminate this Agreement immediately for cause due to cancellation of the Zone Operator's bond, the expiration of its liability insurance policy or the suspension of the grant by the Board.

12.    NOTICES

  All notices to the Port shall be sent by certified mail, return receipt requested, addressed to the Port at the address stated herein or at such other address as the Port designates in writing. All notices to the Zone Operator shall be sent by certified mail, return receipt requested, addressed to the Zone Operator at the address stated herein or at such other address as the Zone Operator designates in writing. The date of delivery as evidenced by the postal return receipt shall be deemed the date of service of the notice.

13.    MISCELLANEOUS

       13.1.Construction. This Agreement shall be governed by and construed in accordance with the Regulations adopted by the Board hereunder and all amendments thereto, and the applicable laws of the State of Montana.

       13.2.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same Agreement.

       13.3.Further Instruments and Actions . Each party shall deliver such further instruments and take such further actions as may be
       reasonably   requested by the other in order to carry out the
       provisions of this Agreement.

       13.4.Headings. Headings and captions in this Agreement are solely for convenience of reference and shall not affect its interpretation.

       13.5.Integration. This instrument contains the entire agreement of the parties, and no representations, inducements, promises or agreements, oral or otherwise, not embodied herein shall be of any force or effect.

       13.6.Severability. If any provision of this Agreement is declared void or ineffective, that declaration will not affect the validity of any other provision of this Agreement.

       13.7.Waiver. No failure of either party hereto to exercise any right or power given it hereunder, or to insist upon strict compliance by the other party of any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the party's right to demand exact compliance with the terms hereof.

       13.8.Gender. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be construed to include any other number, singular or plural, and other gender, masculine, feminine or neuter, as the context of this Agreement or any paragraph or clause herein may require.

       13.9.Amendment. This Agreement cannot be changed orally but only by an agreement in writing by all parties hereto.

       13.10.Exhibits. All exhibits or schedules referred to herein, or which from time to time may be referred to in any duly executed amendment hereto, are by such reference incorporated herein and shall be deemed a part of this Agreement as if fully set forth herein. Any exhibit or schedule incorporated herein may be adjusted after the effective date of this Agreement, but only by a formal amendment of this Agreement, by which a revised exhibit or schedule shall be prepared by the Port and executed by the parties hereto. Unless adjusted in strict accordance with this Agreement, each exhibit or schedule, from its effective date, shall be deemed a part of this Agreement at all times so long as it bears the signatures or initials of both parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date stated at the outset of this Agreement.

"Port"
                                THE PORT OF MONTANA
                                Post Office Box 3641
                                Butte, Montana 59701

                                By   /s/ William J. Fogarty
                                General Manager


"Zone Operator"
                                U S JET, INC.
                                111 Airport Road
                                Butte, Montana 59701

                                By   /s/ Kenneth R. DeBree
                                President